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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 23, 1999 (except for Note 7, as to which the date is March 23, 1999, and the last paragraph of Note 1, as to which the date is September 9, 1999), in the Registration Statement (Form S-3) and related prospectus of Amylin Pharmaceuticals, Inc. dated September 13, 1999.


                                                       ERNST & YOUNG LLP

San Diego, California
September 9, 1999